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                                                                   EXHIBIT 10.1


                      STOCK AND WARRANT PURCHASE AGREEMENT

                                       OF

                        HOLLIS-EDEN PHARMACEUTICALS, INC.






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                                TABLE OF CONTENTS

                                                                                                 PAGE

 1. AUTHORIZATION OF SALE OF THE SHARES AND THE WARRANT SHARES.....................................1

 2. AGREEMENT TO SELL AND PURCHASE THE SHARES AND WARRANTS.........................................1

 3. DELIVERY OF THE SHARES AND WARRANTS AT THE CLOSING.............................................1

 4. REPRESENTATIONS, WARRANTIES AND COVENANTS......................................................2

 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.....................................5

 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.........................................6

 7. REGISTRATION OF THE SHARES AND WARRANT SHARES; COMPLIANCE WITH THE SECURITIES ACT..............6

 8. REDEMPTION EVENTS.............................................................................13

 9. BROKER'S FEE..................................................................................13

10. NOTICES.......................................................................................14

11. CHANGES.......................................................................................14

12. HEADINGS......................................................................................14

13. SEVERABILITY..................................................................................14

14. GOVERNING LAW.................................................................................14

15. COUNTERPARTS..................................................................................14

16. REMEDIES......................................................................................15


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                      STOCK AND WARRANT PURCHASE AGREEMENT


     This STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of May __, 1998 between HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business at 9333 Genesee Avenue, Suite 110, San Diego, California 92121 (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser agree as follows:

1. AUTHORIZATION OF SALE OF THE SHARES AND THE WARRANT SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of one hundred sixty-six thousand six hundred sixty-six (166,666) shares of Common Stock of the Company (the "Shares") at a sales price of $12.00 per Share, and the issuance of warrants to purchase one hundred sixty-six thousand six hundred sixty-six (166,666) shares of Common Stock of the Company at an exercise price of $17.00 per share (the " Warrant Shares").

2. AGREEMENT TO SELL AND PURCHASE THE SHARES AND WARRANTS. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares for the aggregate purchase price of $2,000,000, and the Company will issue to the Purchaser, upon the terms and conditions hereinafter set forth, warrants to purchase the Warrant Shares. The warrants shall be in the form attached hereto as Exhibit A (the "Warrant" or collectively the "Warrants").

3. DELIVERY OF THE SHARES AND WARRANTS AT THE CLOSING. The completion of the purchase and sale of the Shares to be issued pursuant to this Agreement and the issuance of the Warrants pursuant to this Agreement (the "Closing") shall occur upon (i) receipt by the Company of (A) a signed copy of this Agreement, (B) a completed Stock Certificate and Warrant Questionnaire, the form of which is attached hereto as Exhibit B, and (C) the aggregate purchase price for the Shares, or (ii) following the occurrence of the actions set forth in clause (i) above on such other date as may be agreed to by the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser or the Purchaser's custodian bank, in accordance with the Purchaser's delivery instructions, (A) a signed copy of this Agreement, (B) one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above, and
(C) one or more Warrants issued in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Warrant Shares set forth in Section 2 above. The name(s) in which the stock certificates and Warrants are to be issued are set forth in the Stock Certificate and Warrant Questionnaire attached hereto as Exhibit B. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) and Warrant(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) subject to delivery of the share certificates to the Purchaser or Purchaser's custodian bank, receipt by the Company of immediately available funds, by check or wire transfer, in the full amount of the purchase price for the Shares being purchased hereunder; (b) the accuracy of the representations and warranties made by the Purchaser herein as of the Closing; and (c) the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such Warrant(s) and stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (i) the accuracy of the representations and warranties made by the Company herein as of the Closing; and (ii) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing. The Purchaser's obligations hereunder are expressly conditioned on the simultaneous or prior purchase of a total aggregate amount of at least $12 million of the Company's securities (including the amount purchased hereunder) pursuant to the Financing (as defined in Section 4.7 hereof) on the terms and conditions set forth in the forms of agreement attached hereto as Exhibit C, which agreements substantially set forth the terms set forth in the term sheet, dated April 23, 1998, included in Exhibit C.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

     4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company's execution, delivery and performance of this Agreement (a) has been duly authorized by all requisite corporate action by the Company, and (b) will not violate the Certificate of Incorporation or Bylaws of the Company or violate or result in a breach of or constitute a default under any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties or assets is bound as of the date hereof. Upon the execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.8 hereof may be legally unenforceable.

     4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES. The authorized capital stock of the Company consists of thirty million (30,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock, $0.01 par value per share. As of April 29, 1998, there were issued and outstanding 6,828,170 shares of the Company's Common Stock, which shares are duly authorized, validly issued, fully paid and nonassessable. When issued, delivered to Purchaser or Purchaser's custodian bank and paid for by Purchaser in accordance with the terms and conditions of this Agreement, the Shares to be sold hereunder and the Warrant Shares to be issued by the Company will be validly issued, fully paid and nonassessable and will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer imposed to ensure compliance with the Securities Act of 1993, as amended (the "Securities Act"). No shares of capital stock of the Company (including the Shares and the Warrant Shares) are subject to preemptive rights or any other


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

similar rights of the stockholders of the Company. Except as disclosed in
Schedule 4.3, as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understanding or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company.

     4.4 ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Purchaser of the Shares and Warrant Shares, and the Company shall file all reports required to be filed by the Company with the Securities and Exchange Commission (the "SEC") in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3.

     4.5 REPORTING STATUS. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as has been so registered since at least March 1997. So long as any Purchaser beneficially owns any of the Shares, Warrants or Warrant Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     4.6 LISTING. The Company's Common Stock is listed on the Nasdaq SmallCap Market and for so long as any Purchaser owns any of the Shares, Warrants or Warrant Shares, the Company shall continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange. The Company is not aware of any delisting or suspension proceeding regarding its Common Stock or any SEC or Nasdaq inquiries regarding the Company, and does not reasonably anticipate any such delisting, suspension or inquiry.

     4.7 RESTRICTION ON ISSUANCE OF SECURITIES. For a period of one hundred and eighty (180) days following the date of the Closing, the Company shall not issue or agree to issue, (except (i) to Purchasers pursuant to this Agreement, (ii) to other investors purchasing securities of the Company in connection with the Financing (as defined below), (iii) up to 400,000 shares of Common Stock issuable upon exercise of stock options which may be granted to employees, directors, officers or consultants pursuant to the Company's stock option plan,
(iv) pursuant to a merger entered into by the Company undertaken at the reasonable discretion of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital, or (v) a public offering of the Company's securities) any equity securities at a price less than $17.00 per share or any variably priced equity securities or equity like securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or equity like securities of the Company) (each of the foregoing being a "Restricted Security"); provided, however, that the foregoing restrictions shall apply only for so long as the Purchaser continues to hold at least fifteen percent (15%) of the Shares purchased pursuant hereto. Following such one hundred and eighty (180) day period, the Company may issue Restricted


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Securities provided that any securities so issued (and any securities issued or issuable, directly or indirectly, upon conversion, exercise or exchange of any of such securities) shall be ineligible for conversion, exercise, exchange, sale, resale and registration under Federal and state securities laws for a period of nine (9) months following the Closing. In addition, the Company shall use its best efforts to cause each of its executive officers and directors to execute within 5 days, and comply with, a lockup agreement, the form of which is attached hereto as Exhibit D. The Company shall at all times enforce its rights and pursue its remedies under such lockup agreements. For purposes of this
Section 4.7, "Financing" shall mean up to $20 million being raised by the Company through the sale of equity securities between April 30 and May 15, 1998 in one or more closings.

     4.8 ADDITIONAL INFORMATION. The Company represents and warrants that the information contained in the following documents, which the Company has furnished to the Purchaser, is true and correct in all material respects as of their respective final dates:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (without exhibits);

          (b) the Company's Proxy Statement dated April 15, 1998 for the Company's 1998 Annual Meeting of Stockholders; and

          (c) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "Form 10-Q").

     4.9 NO MATERIAL CHANGE. As of the date hereof, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company since December 31, 1997. Except for the execution and performance of this Agreement, no material adverse fact (within the meaning of the federal securities laws of the United States) is in the possession of the Company or its agents with respect to the Company which has not been publicly disclosed.

     4.10 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares for working capital purposes.

     4.11 REGULATORY FILINGS. In connection with the sale of Shares and Warrants hereunder, the Company shall (i) file a Form D (the "Form D") pursuant to Securities and Exchange Commission Regulation D within 15 days of the Closing and (ii) file, within the prescribed time, (a) the Form D, (b) a consent to service of process by the Company and (c) the required fees, pursuant to the California Corporate Securities Law of 1968, as amended.

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5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     The Purchaser represents, warrants and covenants with the Company as follows:

     5.1 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares and Warrant Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares and Warrant Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares and Warrant Shares, as applicable; (ii) the Purchaser is acquiring the number of Shares and Warrant Shares, as applicable, set forth in Section 2 above for its own account for investment only and with no present intention of distributing any of such Shares or Warrant Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares or Warrant Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrant Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Stock Certificate and Warrant Questionnaire, attached hereto as Exhibit B and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof; (v) the Purchaser has, in connection with its decision to purchase the number of Shares and Warrant Shares, as applicable, set forth in
Section 2 above, relied solely upon the information delivered to the Purchaser as described in Section 4.4 above and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an " accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. By making the representations in this Section 5.1, the Purchaser does not agree to hold the Shares or Warrant Shares for a minimum or other specific term and reserves the right to dispose of the Shares and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Act.

     5.2 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

     5.3 Purchaser acknowledges and agrees that the Shares and Warrant Shares acquired by Purchaser must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised


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

or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being made through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the number of shares being sold during any three-month period not exceeding specified limitations.

6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares and Warrant Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and Warrant Shares being purchased and the payment therefor.

7. REGISTRATION OF THE SHARES AND WARRANT SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     7.1  REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

          (a) within 30 days following the Closing, prepare and file with the Commission a registration statement on Form S-3 (the "Registration Statement") in order to register with the Securities and Exchange Commission (the "Commission") the sale of all the Shares and Warrant Shares (collectively, the "Registrable Securities") by the Purchaser from time to time through underwriters, agents or otherwise, in negotiated or market transactions or through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Company's common stock is then traded or in privately negotiated transactions or pursuant to such other method or methods of distribution as Purchaser may require. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 7.1 that the Purchaser shall furnish to the Company such information regarding itself, the Shares and Warrant Shares to be sold by Purchaser, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares and Warrant Shares;

          (b) use its best efforts, subject to the receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective as soon as commercially reasonable but in any event no later than the 90th day following the Closing (the "Registration Deadline"). If (i) the registration statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 7.1(a) hereof is not declared effective by the SEC on or before the Registration Deadline, or (ii) after the registration statement has been declared effective by the SEC (the "Effective Date"), sales of the Shares and the Warrant Shares cannot be made pursuant to the registration statement (by reason of a stop order or the Company's failure to update the registration statement or any other reason outside the control of the Purchaser), and such condition continues for more than 10 business days, then the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 7.1(b) as partial relief for the damages to the Purchaser by reason of any such delay in or reduction of their ability to sell the Shares and the Warrant Shares (which


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remedy shall not be exclusive of any other remedies available at law or in equity). In such event, the Company shall pay to the Purchaser an amount equal to (x) (A) .03 times (B) the aggregate purchase price of the Shares held by the Purchaser times (y) the sum of: (A) the number of months (prorated per day for partial months) after the Registration Deadline that sales cannot be made prior to the Effective Date plus (B) the number of months (prorated per day for partial months) prior to the termination of the Registration Period (as defined below) that sales cannot be made pursuant to the Registration Statement after the Effective Date. Such amounts shall be paid in cash. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within five (5) days after the end of such thirty (30) day period.

          (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and take such other actions as may be necessary to keep the Registration Statement continually effective and available for use for a period of three years following the Closing (the "Registration Period") or, if earlier, until all of the Shares and Warrant Shares have been sold pursuant thereto;

          (d) furnish to the Purchaser with respect to the Shares and Warrant Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Shares and Warrant Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f) bear all expenses incurred by the Company in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement;

          (g) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of Purchaser, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act) and it will provide a written statement to the Purchaser that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report, as the case may be, of the Company and such other reports and documents so filed by the Company and to take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell its Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as


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

such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company shall deliver to Purchaser a written statement as to whether it has complied with such requirements;

          (h) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and, as of the dates such documents were filed, all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;

          (i) The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and its legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto;

          (j) As soon as practicable after becoming aware of such event, the Company shall notify (by telephone and also by facsimile and reputable overnight courier) each Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request;

          (k) The Company shall permit a single firm of counsel designated by the Purchaser, at the Purchaser's cost, to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

          (l) At the request of the Purchaser, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement;

          (m) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the Commission);

          (n) The Company shall take all such other actions as the Purchaser or the underwriters, if any, commercially reasonably request in transactions of this nature, in order to expedite or facilitate the disposition of such Registrable Securities; and

          (o) From and after the date of this Agreement, unless otherwise required by the SEC or applicable SEC regulations, the Company shall not, and shall not agree to, allow the


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

holders of any securities of the Company to include any of their securities in any Registration Statement or any amendment or supplement thereto under Section 7.1(a) hereof without the consent of the Purchaser.

     7.2 In the event that the offering of Registrable Securities pursuant to the Registration Statement is underwritten, the Company shall make available for inspection by the lead underwriter and its legal counsel, all pertinent financial and other records, and pertinent corporate documents and properties of the Company, as reasonably requested by such persons, in each case subject to appropriate confidentiality arrangements.

     7.3 Purchaser shall have received at the Closing an opinion of the Company's outside legal counsel, dated as of the Closing, in form and substance reasonably acceptable to Purchaser.

     7.4 The Company shall file a Report on Form 8-K, with this Agreement and the form of Warrant (and any other agreement related to the Financing required to be filed pursuant to the rules and regulations of the SEC) filed as exhibits thereto, and issue a press release within 3 business days after Closing.

     7.5 LEGEND. The legend shall be removed and the Company shall issue a certificate without any legend to the Purchaser of any security upon which such legend is stamped, and a certificate for a security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) the resale of such security is permitted pursuant to an effective registration statement under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (c) such security can be sold pursuant to Rule 144. The Purchaser agrees to sell all Shares and Warrant Shares, including those represented by a certificate(s) from which the legend has been removed, or which were originally issued without the legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the legend is removed from any security or any security is issued without the legend and thereafter the effectiveness of a registration statement covering the resale of such security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such security, the Company may require that the legend be placed on any such security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which legend shall be removed when such security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

     7.6 PAYMENT OF CASH DEFAULTS. Whenever the Company is required to make any cash payment to a Holder under this Agreement or the Warrant, such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) fifteen percent (15%) and (y) the highest interest rate permitted by applicable law.

     7.7 TRANSFER OF SHARES AFTER REGISTRATION. The Purchaser agrees that it will promptly notify the Company of any changes in the material information set forth in the Registration Statement regarding the Purchaser or its Plan of Distribution; provided, however, that, for purposes of this Section 7.7, a mere change in the share ownership of the Purchaser, unless such change causes the Purchaser to beneficially own more than 5% of the Company's then outstanding shares of Common Stock, shall not be deemed to be a "change in material information."

     7.8  INDEMNIFICATION.

          (a) the term "SELLING STOCKHOLDER" shall mean the Purchaser and, if the Purchaser is an institution, the Purchaser's directors or trustees, officers and employees and each person who controls the Purchaser within the meaning of the Securities Act;

          (b) the term "REGISTRATION STATEMENT" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

          (c) the term "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Section 5.1 or 7.7 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 5.1 or 7.7 hereof respecting sale of the Shares or Warrant Shares, or any untrue statement of a material fact contained in the Registration Statement on the Effective Date if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the gross proceeds received by the Purchaser upon the sale of Shares and Warrant Shares giving rise to such indemnification obligation.

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

If the indemnification provided for in this Section 7.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the act or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Purchaser hereunder exceed the gross proceeds from the offering received by such Purchaser.

The obligations of the Company and Purchaser under this Section 7.8 shall survive completion of any offering of Shares or Warrant Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section
7.8 to the fullest extent permitted by law; provided, however, that (i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Shares or Warrant Shares who was not guilty of such fraudulent misrepresentation, and (ii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Shares or Warrant Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Shares or Warrant Shares.

     7.9 TERMINATION OF CONDITIONS AND OBLIGATIONS. Notwithstanding anything stated herein to the contrary, the conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares or Warrant Shares when such Shares or Warrant Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or Warrant Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

The rights of the Purchaser hereunder, including the right to have the Company register the Shares and Warrant Shares pursuant to this Agreement, shall be automatically assigned by each Purchaser to any transferee of all or any portion of the Shares, the Warrants or the Warrant Shares if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the this Agreement.

8. REDEMPTION EVENTS. In addition to all other rights of the Purchaser contained herein, upon the occurrence of a Triggering Event (as defined below), the Purchaser shall have the right, at the Purchaser's option on notice to the Company, to require the Company to redeem all or a portion of such Purchaser's Shares at a price per share equal to the greater of the Per Share

Market Value (as defined below) and the purchase price per share of the Shares (the "Triggering Event Redemption Price"). The "Per Share Market Value" shall mean the average of the closing bid prices per share of the Common Stock for the preceding five (5) trading days on the Nasdaq SmallCap Market or other stock exchange or quotation system on which the Common Stock is listed for trading. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events occurs:

          (a) The failure of the Registration Statement to be declared effective by the Commission on or prior to the 240th day after the Closing; or

          (b) If, during the Registration Period, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for the resale of the Purchaser's Shares in accordance with the terms of this Agreement (other than by reason of a temporary suspension of not more than two trading days pending the release of material information), and such lapse or unavailability continues for a period of thirty consecutive days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of the Purchaser seeking to be redeemed pursuant to this Section 8.

          The Company will pay the Triggering Event Redemption Price within ten days after the giving of the redemption notice by the Purchaser and shall pay interest on the redemption price, in cash to the Purchaser, accruing from the date the Triggering Event Redemption Price is required to be paid until the Triggering Event Redemption price and any accrued interest thereon is paid in full at a rate of 12% per annum for the first three months, and 15% per annum thereafter.

9. BROKER'S FEE. Each of the parties hereto hereby represents that on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of Shares or Warrant Shares to the Purchaser.

10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by facsimile or mailed by first class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so sent by facsimile or mailed and shall be delivered as follows:

          (a)  if to the Company, to:

               Hollis-Eden Pharmaceuticals, Inc.

               9333 Genesee Avenue, Suite 110
               San Diego, CA 92121
               Attention:  President

               with a copy so mailed to:

               Cooley Godward LLP
               4365 Executive Drive
               Suite 1100
               San Diego, California 92121
               Attention:  Eric J. Loumeau, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

          (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

11. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

12. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents.

15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

16. REMEDIES. In addition to being entitled to exercise all rights and remedies provided herein or granted by law for any breach by the Company hereunder, the Purchaser will be entitled to specific performance of its rights under this Agreement. In that regard, the Company acknowledges and agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, the rights of Purchaser hereunder shall be assignable to and exercisable by a bona fide pledgee of the Shares, Warrant or Warrant Shares in connection with Purchaser's margin or brokerage accounts.

18. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in transactions of this nature in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

HOLLIS-EDEN PHARMACEUTICALS, INC.        PURCHASER

By:                                      CC Investments, LDC
   ----------------------------------    Residency:  Cayman Islands
Name:
     --------------------------------

Title:                                   By:
      -------------------------------       ------------------------------------
                                                    John Ziegelman
                                                    Director

                                         Notices to be sent to:

                                             CC Investments, LDC
                                             C/o Castle Creek Partners, LLC
                                             333 West Wacker Drive, Suite 1410
                                             Chicago, IL  60606
                                             Attn: Portfolio Manager
                                             Phone: (312) 554-2770
                                             Fax: (312) 435-2636

                                         With a copy to:

                                             Peter H. Lieberman, Esq.
                                             Altheimer & Gray
                                             10 South Wacker Drive
                                             Chicago, IL 60606
                                             Phone: (312) 715-4015
                                             Fax: (312) 715-4800

                                    EXHIBIT A

                                 FORM OF WARRANT

                                                                       EXHIBIT B

                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                  STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE

     Pursuant to Section 3 of the Stock Purchase Agreement, please provide us with the following information:


1.   The exact name that your Shares are to be         -------------------------
     registered in (this is the name that will
     appear on your stock certificate(s)). You may
     use a nominee name if appropriate:

2.   The relationship between the Purchaser of the     -------------------------
     Shares and the Registered Holder listed in
     response to item 1 above:

3.   The mailing address of the Registered Holder      -------------------------
     listed in response to item 1 above:

4.   The Social Security Number or Tax                 -------------------------
     Identification Number of the Registered
     Holder listed in the response to item 1
     above:

5.   The exact name that your Warrants are to be       -------------------------
     issued in (this is the name that will appear
     on your Warrant(s)). You may use a nominee
     name if appropriate:

6.   The relationship between the Purchaser of the     -------------------------
     Warrant and the Registered Holder listed in
     response to item 5 above:

7.   The mailing address of the Registered Holder      -------------------------
     listed in response to item 5 above:

8.   The Social Security Number or Tax                 -------------------------
     Identification Number of the Registered
     Holder listed in the response to item 5
     above:

                                    EXHIBIT D

                               [LOCKUP AGREEMENT]

                              _______________, 1998

[ADDRESS TO COMPANY WITH COPY TO CCI]

Dear Ladies and Gentlemen:

     The undersigned understands that Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is entering into a Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of the date hereof, with CC Investments, LDC ("CCI"), providing for issuance by the Company to CCI of shares of Common Stock (the "Shares"), par value $0.01 per share (the "Common Stock"), of the Company, and warrants (the "Warrants") to purchase such Common Stock.

     The undersigned understands that it is a condition to CCI's obligations to consummate the purchases contemplated by the Purchase Agreement that the undersigned enter into this agreement with the Company. Therefore, the undersigned hereby irrevocably agrees that the undersigned will not, during the period from the date hereof until the date which is 180 days from the Closing (as defined in the Purchase Agreement), directly or indirectly, offer, sell, transfer, assign or otherwise dispose (" Transfer") of any shares of Common Stock, or any securities directly or indirectly convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire shares of Common Stock (all such securities, "Options") or enter into any agreement, contract, arrangement or understanding with respect to any such Transfer of any Common Stock or Options; provided, however, that the undersigned shall be permitted to Transfer not more than 20%, on a fully diluted basis, of the undersigned's shares of Common Stock and/or Options.

     The term of this undertaking shall begin on the date hereof and terminate on the earliest to occur of (i) the day which is 180 days following the Closing,
(ii) the date on which the Purchaser's aggregate holdings of Shares and Warrants are first below 15% of the aggregate number of Shares and Warrants purchased by Purchaser pursuant to the Purchase Agreement. The term "Common Stock" includes any shares of capital stock issued with respect to the Common Stock, into which the Common Stock is changed or for which it is exchanged.

     The undersigned agrees that the provisions of this undertaking shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

                                                 Very truly yours,


                                                 -------------------------------
                                                 Name: